UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

Voya Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 27, 2017, Frederick S. Hubbell tendered his resignation from the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) and from his position as a member of the Company’s Audit Committee and Compensation and Benefits Committee, and as the Chairperson of the Nominating and Governance Committee, in each case, due to the expected demands from his recently announced candidacy for Governor of Iowa. Prior to his resignation, Mr. Hubbell was the Company’s Lead Director.

In connection with Mr. Hubbell’s resignation, the Board made the following appointments, effective immediately. Mr. David Zwiener will become the Company’s Lead Director. Ms. Lynne Biggar will become the Chairperson of the Company’s Nominating and Governance Committee, a role formerly held by Mr. Hubbell. Mr. Byron Pollitt will become the Chairperson of the Company’s Audit Committee, a role formerly held by Mr. Zwiener who will remain on that committee. In addition, the Board approved a reduction to the size of the Board from ten to nine directors effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: July 27, 2017